Exhibit 16.1



December 23, 2004


Securities and Exchange Commission
Office of the Chief Accountant
450 Fifth Street, NW
Washington, D.C. 20549


Re: Nephros, Inc.
    File No. 001-32288

Dear Sir or Madamm:

We have read Item 4.01(a) of Form 8-K of Nephros, Inc. dated December 23, 2004, and agree with the statements concerning our Firm contained therein.

Very truly yours,


/s/ Grant Thornton LLP


cc: Mr. Norman Barta
    President and CEO, Nephros, Inc.